UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2019

FibroGen, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36740	77-0357827
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

FibroGen, Inc.

409 Illinois Street

San Francisco, CA 94158

(Address of principal executive offices, including zip code)

(415) 978-1200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	FGEN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 8.01Other Events

On July 24, 2019, FibroGen, Inc. (“FibroGen”) issued two press releases announcing two publications in the New England Journal of Medicine. The first is of results from its China Phase 3 clinical study of the efficacy and safety of roxadustat for the treatment of anemia in chronic kidney disease for patients receiving dialysis. The second publication is of results from FibroGen’s China Phase 3 trial of the efficacy and safety of roxadustat for the treatment of anemia in patients with chronic kidney disease not on dialysis. Copies of such press releases are attached as Exhibit 99.1 and Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1

Press Release titled “The New England Journal of Medicine (NEJM) Publishes Roxadustat China Phase 3 Results for the Treatment of Anemia in Chronic Kidney Disease Patients Receiving Dialysis” dated July 24, 2019

99.2

Press Release titled “Roxadustat China Phase 3 Trial for Treatment of Anemia in Chronic Kidney Disease Patients Not on Dialysis Published in the New England Journal of Medicine (NEJM)” dated July 24, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIBROGEN, INC.

Dated: July 24, 2019

	By:	/s/ Michael Lowenstein
Michael Lowenstein
Chief Legal Officer